EXHIBIT 2A

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “AMAZON GOLD, LLC”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF DECEMBER, A.D. 2020, AT 2:43 O`CLOCK P.M.

4359379 8100
SR# 20208577064	Authentication: 204274020
You may verify this certificate online at corp.delaware.gov/authver.shtml	Date: 12-09-20

STATE of DELAWARE LIMITED LIABILITY COMPANY	State of Delaware Secretary of State Division of Corporations Delivered 02:43 PM 12/07/2020 FILED 02:43 PM 12/07/2020 SR 20208577064 - File Number 4359379
CERTIFICATE of FORMATION

I.

The name of the limited liability company is Amazon Gold, LLC (the "Company").

II.

The address of its registered office in the State of Delaware is 2140 South Dupont Highway, Camden, County of Kent, Delaware 19934. The name of the Company's registered agent at such address is Paracorp Incorporated.

III.

The Company shall be managed by one or more managers.

In Witness Whereof, the undersigned has executed this Certificate of Formation this 7th day of December, 2020.

/s/ Wallace A. Glausi
Wallace A. Glausi, Authorized Person